Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), made effective as of January 27, 2012, by and between Empire Resorts, Inc., a Delaware corporation (the “Company”), and Joseph A. D’Amato (the “Executive”, and the Company and the Executive collectively referred to herein as “the Parties”).

WITNESSETH:

WHEREAS, Empire and Executive entered into an Amended and Restated Employment Agreement dated as of December 24, 2009 (hereinafter the “Employment Agreement”);

NOW, THEREFORE, the Parties hereto agree to amend the Employment Agreement as follows, effective as of the date hereof:

1. Section 6 shall be amended by inserting the following:

“(e) Housing Allowance. Effective as of January 1, 2012, during the Term, Executive shall be entitled to receive a housing allowance of $1,500 per month, payable no later than the end of the next succeeding calendar month after the month to which the payment relates. Executive will be responsible for any taxes due on such allowance.

(f) Automobile. Effective as of January 1, 2012, during the Term, the Company shall lease or purchase an automobile for Executive’s sole and exclusive use, the approximate monthly value of which shall not exceed $1,500.00. In addition, the Company shall be responsible for the payment of insurance, maintenance, gas and other expenses related to the business use of the automobile (“Car Expenses”) upon receipt of appropriate documentation of such Car Expenses by Executive.

(g) Key Man Insurance. The Company shall obtain a key man insurance policy to insure Executive, with death benefits in the amount of $1 million to go to the Executive’s estate and $3 million to go to the Company.”

The Parties hereby agree that except as specifically provided in and modified by this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed and references to the Employment Agreement shall be deemed to refer to the Employment Agreement as modified by this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

By:	/s/ Laurette J. Pitts
Name:	Laurette J. Pitts
Title:	Senior Vice President/Chief Financial Officer

/s/ Joseph A. D’Amato
Joseph A. D’Amato